UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): June 17, 2019

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)
Registrant’s telephone number, including area code:
(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange Chicago Stock Exchange
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Regulation FD.

Emerson Three-Month Orders, Including Foreign Currency Translation
(Percentage change versus prior year; trailing three-month averages, excluding acquisitions and divestitures, including currency translation)

	Mar '19	Apr '19	May '19
Automation Solutions	0 to 5	0 to 5	0 to 5
Commercial & Residential Solutions	-5 to 0	-5 to 0	-5 to 0
Total Emerson	0 to 5	0 to 5	0 to 5

May 2019 Orders Comments

Total Emerson trailing three-month orders increased 1 percent with underlying orders up 4 percent, excluding a 3 percent unfavorable currency impact resulting from the stronger U.S. dollar.

Automation Solutions orders increased 3 percent and were up 6 percent on an underlying basis excluding unfavorable currency of 3 percent. Growth in underlying orders was positive across all world areas and was consistent with expectations management communicated at the Electrical Products Group conference in May, supported by continued strength in Asia, Middle East & Africa and Europe and stable trends in the Americas. Underlying orders growth was led by long cycle businesses, Final Control and Systems, which were up 10 percent and 7 percent, respectively, reflecting strong project activity and maintenance and repair (MRO) spending.

Underlying orders in the Americas were in-line with management's expectations, up low-single digits. Trends were stable, as broad-based investment activity across process and hybrid end markets was partially offset by a slowdown in upstream oil and gas spending and slow discrete manufacturing end markets, which were impacted by soft short-cycle demand and high channel inventory resulting from last year's tariff impact and price increases. We continue to expect oil and gas spending to improve modestly through the remainder of the fiscal year and discrete demand to improve after channel inventory re-balances over the next couple months.

Underlying orders growth in Europe was up over 10 percent, reflecting favorable trends in developed and emerging economies in the region, strong MRO activity and conversion of mid-sized and large projects in midstream oil and gas, power, chemical and life sciences end markets.

Underlying orders growth in Asia, Middle East & Africa remained strong, up high-single digits, supported by continued favorable trends in most key end markets.

Commercial & Residential Solutions orders were down 2 percent with underlying orders flat excluding unfavorable currency of 2 percent. Orders in the Asia Climate Technologies business improved but remained negative, and were below management's expectations as increased trade tensions dampened consumer and commercial demand and channel inventory re-balancing continued. Excluding the Asia Climate Technologies business, Commercial & Residential Solutions underlying orders growth was up low-single digits, primarily driven by solid North American air conditioning demand.

Europe continued to track favorably with underlying orders up low-single digits, reflecting stable trends in the region. Global professional tools was down low-single digits, consistent with management's expectations, reflecting some channel inventory re-balancing.

Upcoming Investor Events

On Tuesday, August 6, 2019, Emerson will report its third quarter 2019 results prior to market open and host an investor conference call that same day, beginning at 2:00 p.m. Eastern Time, 1:00 p.m. Central Time. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will remain available for 90 days.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. Underlying orders discussed herein exclude the impact of currency translation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	June 17, 2019	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary